Exhibit 99.1
Sandler O’Neill & Partners, L.P. East Coast Financial ServicesConference November 13, 2008

Forward Looking Information Certain statements contained in this presentation and the accompanying slides may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “intend,” “could,” “would” or “plan,” or future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, statements about BancorpSouth’s focus on high quality assets, new loan markets, BancorpSouth’s market presence, growth opportunities, opportunities for mobile banking, strategic initiatives, the usefulness and comparability of average tangible equity as a performance measure, dividend growth, and the future operating results of BancorpSouth, through BancorpSouth Bank. We caution you not to place undue reliance on the forward-looking statements contained in this presentation, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, the ability of BancorpSouth to provide and market competitive products and services, the ability of BancorpSouth to manage growth and effectively serve an expanding customer and market base, changes in economic conditions, the ability of BancorpSouth to identify and enter new markets, changes in BancorpSouth’s operating or expansion strategy, changes in the national economy and in the economy in BancorpSouth’s market areas, the ability of BancorpSouth to attract, train and retain qualified personnel, changes in consumer preferences, geographic concentrations of BancorpSouth’s assets, the ability of BancorpSouth to implement and integrate new technologies, changes in business conditions, including, for example, changes in interest rates and regulatory changes, and other factors detailed from time to time in BancorpSouth’s press releases and filings with the Securities and Exchange Commission. BancorpSouth does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this presentation. Unless otherwise noted, any quotes in this presentation can be attributed to Mr. Patterson.

Agenda An overview of BancorpSouth The BancorpSouth franchise BancorpSouth’s market footprint Major lines of business Operating results Strategic initiatives Key investment considerations

Corporate Profile
$13.3 billion in assets 8-state financial holding company 290 locations Provides a comprehensive line of financial products and services to individuals and to small- to mid-size businesses Traditional banking and non-interest products
Well capitalized with a Tier 1 Capital Ratio = 10.57% Data as of September 30, 2008

J.D. Power and Associates 2008 Retail Banking Satisfaction StudySM BancorpSouth Ranked “Highest Customer Satisfaction with Retail Banking in the Southeast Region” Retal Banking Satisfaction Index: • Convenience ·Account Initiation/Product Offerings ·Fees ·Statements ·Problem Resolution ·Transactions BancorpSouth received the highest numerical score among retail banks in the Southeast (AL, AR, FL, GA, KY, LA, MS, NC, SC, TN, VA, WV ) region in the proprietary J.D. Power and Associates 2008 Retail Banking Satisfaction StudySM. Study based on a total of 19,602 responses measuring 15 providers in the region and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed in January 2008. Your experiences may vary. Visit jdpower.com.

Mission Statement
Be the leading financial services company in our markets, close to the client and focused on the economic development of the communities we serve. Maximize shareholder value through consistently strong earnings performance, strong and growing market share, and focus on high quality assets. Continuously transform BancorpSouth into a more diverse and comprehensive financial services company. Be our clients’ provider of choice for financial services, a multi-faceted relationship providing maximum long term value to both the client and our company. Provide an inspiring career opportunity for dedicated professionals.

Market Footprint

Growth Markets Top Metro Gross Metropolitan Product (GMP) Projected Growth Rankings 2007 – 2012 * 1.Mobile, AL – 34.31% 2.Austin, TX – 32.05% 3.Texarkana, TX/AR – 28.57% 4.Palm Coast, FL – 28.1% 5.Huntsville, AL – 26.36% 6.Prescott, AZ – 25.49% 7.Auburn-Opelika, AL-24.01% 8.St. George, UT – 23.82% 9. Port St. Lucie, FL – 23.43% 10.Cape Coral-Ft. Myers, FL – 23.34% 11.Gulfport-Biloxi, MS – 23.12% 12.Atlanta, GA – 22.81% BancorpSouth Markets * 1/30/08 Forbes.com

Capital Investment = $1.3 Billion ·$330 Million — Buildings ·$970 Million – Equipment Annual Estimated Employment & Payroll (at year 2011 unless otherwise noted) ·2000 Direct Jobs — $122 Million Payroll ·4900 Indirect Jobs — $168 Million Payroll ·1402 Induced Jobs — $28 Million Payroll ·278 Local Gov’t Jobs — $9 Million Payroll ·2232 Construction Jobs (2 year construction period) — $161 Million Payroll Estimated Benefit to the State (25 year Cumulative Based On 2000 Jobs) ·$693 Million Revenue Data based on information obtained from the Mississippi
Development Authority and the Community Development Foundation

Regional Growth Drivers



- <u>Baton Rouge, Louisiana</u>
  $6.5 billion construction- (Dow Chemical, Ciba-Geigy, Motiva, Formosa)

- <u>Nashville, Tennessee</u>
  Nissan's new USA corporate headquarters, 850 employees @ average salary of $85,000 plus

- <u>Mobile, Alabama</u>
  ThyssenKrupp, $3.7 billion steel plant
  Northrup Grumman, $600 million investment

- <u>Central Mississippi's Golden Triangle</u>
  ServCorr Steel, $872 million high tech steel mill
  Eurocopter, $2.2 billion helicopter contract
  Navistar Defense, $752 million contract, military vehicles
  Dynacorp, $229 million aircraft maintenance contract

- <u>Northwest Mississippi (Desoto County)</u>
  Multiple new construction/expansions $42.5 million

Regional Growth Drivers Huntsville, Alabama Redstone Arsenal BRAC military realignment, potential for 12,000 new jobs Nacogdoches, Texas $200 million plus biomass-generated electricity power plant
Northeast Arkansas Nordex, $100 million German renewable energy production plant South Arkansas Tetra Technologies, oil and gas, $129 million plant construction Lion Oil, $250 million plant improvements Springfield, Missouri Combined new investments, $128 million Northwest Florida BRAC military realignments, creation of military/civilian jobs in excess of 29,000 between 2008 and 2010

BancorpSouth Insurance Services Ranked 34th nationally among insurance brokerage firms by Business Insurance in July of 2008 Ranked 10th nationally among bank holding companies for total insurance income in the Michael White Associates and the American Bankers Insurance Association Fee Income Report for the first half of 2008

Balance Sheet Information As of September 30, 2008 2007 % Change Total assets $13,301 $13,134 1.3 Total earning assets 12,074 11,958 1.0 Loans, net of unearned discount 9,592 9,055 5.9 Allowance for credit losses 129 112 15.2 Total deposits 9,685 10,191 -5.0 Common shareholders’ equity 1,243 1,170 6.2 Book value per share 14.96 14.22 5.2

Commercial Banking and Treasury Management Over $1.08 billion in Commercial Checking balances 7% increase in Treasury Management customers * 17% increase in Treasury Management sweep product balances * 19% increase in total fee revenue for Treasury Management *

Deposits and Borrowings As of 9/30/07 6% 39% “Non-CD deposits have risen 10%6.6% over the last year.”

Deposits
Total Deposits ($ in billions) $12.0 $9.7$10.1$9.7 $11.0 $9.1$9.6 $10.0$8.6 $9.0 $8.0 $7.0 $6.0 $5.0 2003 2004 2005 2006 2007 Q3-2008

Loans
Loans Net of Unearned Income ($ in billions) “Loan growth has continued at a steady pace.” as of September 30, 2008

New Market Loan GrowtH From January 1, 2004 – September 30, 2008, new loan markets have added $2.2 billion to BancorpSouth’s loan portfolio “Geographic expansion has created diversification and growth opportunities.”

Loan Portfolio NPL as a Percent of Outstanding NPLOutstanding Commercial & Industrial$1,143 $5.50.48% Real Estate7,49753.50.71% Consumer Mortgages2,11022.71.08% Home Equity5000.50.10% Agricultural2371.30.53% Commercial & Industrial-Owner Occupied1,4893.30.22% Construction, Acquisition and Development1,67225.11.50% Commercial1,4900.60.04% Credit Cards1124.84.35% All Other8411.30.16% Total Loans9,59265.20.68%

Real Estate Construction, Acquisition and Development

	Outstanding	90+ Days Past Due Still Accruing	Non Accruing Loans	NPL	NPL as a Percent of Outstanding
Multi-Family Construction	$ 22.6	$ -	$ 4.6	$ 4.6	20.20%
Condominiums	16.3	-	0.2	0.2	1.23%
1-4 Family Construction	416.8	4.8	0.7	5.5	1.33%
Recreation and All Other Loans	40.4	-	-	-	0.00%
Commercial Construction	386.5	-	-	-	0.00%
Commercial Acquisition and Development	235.9	1.6	-	1.6	0.68%
Residential Acquisition and Development	553.2	2.7	10.4	13.2	2.38%
Real Estate Construction, Acquisition and Development	**1,671.7**	**9.2**	**15.9**	**25.1**	**1.50%**

as of September 30, 2008, dollars in millions

Non-Performing Assets and Loans 90 days or more Past Due / Assets (%) Source: SNL Financial The SNL Bank peer group includes all Major Exchange (NYSE, AMEX, NASDAQ) Banks in SNL’s coverage universe. The aggregates are size weighted, calculated by consolidating all companies into a single entity.

Reserve Coverage of Non-Performing Assets and Loans 90 days or more Past Due (%) Source: SNL Financial The SNL Bank peer group includes all Major Exchange (NYSE, AMEX, NASDAQ) Banks in SNL’s coverage universe. The aggregates are size weighted, calculated by consolidating all companies into a single entity.

Operating Results “Profitability remains good in a challenging environment.” Nine Months Ended September 30, 20082007% Change Net interest revenue$329.5 $313.25.2 Provision for credit losses38.414.9157.0 Noninterest revenue202.9176.515.0 Noninterest expense341.6317.97.5 Income before income taxes152.5156.9-2.8 Income tax provision48.951.2-4.5 Net income103.6105.7-2.0 Net income per share: diluted1.251.30-3.8

Performance Ratios “Our operating results have continued to provide solid performance ratios.” Nine Months Ended September 30, 20082007% Change Return on average assets1.05%1.11%-5.41 Return on tangible equity15.45%16.88%-8.47 Return on common equity11.35%12.77%-11.12 Net interest margin3.75%3.67%2.18

Net Interest Margin
“Our asset/liability management strategies have produced a strong and relatively stable net interest margin.” 4.00% 3.75% 3.50% 3.25% 3.00%

Earnings Per Share History $1.80 2002 2003 2004 2005 2006 2007 3Q-08
$1.60 $1.40 $1.20 $1.00 $0.80 $0.60 $0.40 $0.20 $0.00

Total Equity / Total Assets (%) 10.0 9.5 9.0 8.5 8.0 7.5 7.0 Source: SNL Financial The SNL Bank peer group includes all Major Exchange (NYSE, AMEX, NASDAQ) Banks in SNL’s coverage universe. The aggregates are size weighted, calculated by consolidating all companies into a single entity.

Tangible Equity / Tangible Assets (%) 8.0 7.3 7.5 7.17.2 6.97.1 7.0 6.5 6.0 5.5 5.0 5.05.25.0 4.9 4.5 4.7 4.0 9/30/07 12/31/07 3/31/08 6/30/08 9/30/08 BXSSNL Bank Source: SNL Financial The SNL Bank peer group includes all Major Exchange (NYSE, AMEX, NASDAQ) Banks in SNL’s coverage universe. The aggregates are size weighted, calculated by consolidating all companies into a single entity.

Dividend Growth $0.90 $0.85 $0.80 $0.75 $0.70 $0.65 $0.60 $0.55 $0.50 $0.45 $0.40 $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 * Cash dividend per share of common stock * Projection based on dividends declared to date.

Strategic Initiatives Continue to emphasize growth in deposits and loans in our established markets
Continue to evaluate strategic expansion opportunities Continue our conservative asset/liability strategies that have resulted in maintaining a strong and stable net interest margin Maintain the highest level of customer satisfaction in the Southeast Region, as acknowledged by J.D. Power & Associates 2008 Retail Banking Satisfaction StudySM Continue to leverage industry-leading position in electronic payment technology Diversify and continue to grow non-interest revenue

Key Investment Considerations Unique market presence and growth opportunity
Focused on retail customers and small- to mid-size business Experienced local management supported by a strong corporate team and state of the art technology Solid capital position
History of sustained profitable financial performance Focused on shareholder value

Total Shareholder Return including dividends Periods ending 9/30/08 18.0% 12.0% 6.0% 0.0% -6.0% -12.0%

BancorpSouth’s common stock is traded on the New York Stock Exchange under the symbol BXS. Additional information can be found at www.bancorpsouth.com .

Regional Bank in the Mid-South

Reconciliation of Non-GAAP Measures

	As of 9/30/2007	As of 12/31/2007	As of 3/31/2008	As of 6/30/2008	As of 9/30/2008
(Period End Balances)	*(dollars in thousands)*				
Shareholders' Equity --> A	1,169,739	1,196,626	1,223,653	1,233,775	1,242,719
Assets --> B	13,134,317	13,189,841	13,154,871	13,399,151	13,300,728
Intangibles --> C	282,452	281,439	302,989	301,896	300,624
Tangible Equity --> D=A-C	887,286	915,188	920,664	931,879	942,095
Tangible Assets --> E=B-C	12,851,865	12,908,403	12,851,882	13,097,255	13,000,104
Total Equity / Total Assets (%) -- > F=A/B	8.91%	9.07%	9.30%	9.21%	9.34%
Tangible Equity / Tangible Assets (%) -- > G=D/E	6.90%	7.09%	7.16%	7.12%	7.25%

	YTD 9/30/2007	YTD 12/31/2007	YTD 3/31/2008	YTD 6/30/2008	YTD 9/30/2008
	(dollars in thousands)				
Net Income --> H	105,715	137,943	35,145	75,270	103,615
Amortization of Intangibles, net of tax --> I	2,321	3,133	944	1,855	2,770
Income excluding Amortization of Intangibles --> J=H-I	108,036	141,076	36,089	77,125	106,385
(Average Balances)					
Assets --> K	12,781,787	12,857,135	13,100,524	13,108,332	13,174,346
Shareholders' Equity --> L	1,106,907	1,121,000	1,199,457	1,213,013	1,219,170
Intangibles --> M	251,070	258,774	294,082	298,248	299,215
Tangible Equity --> N=L-M	855,837	862,226	905,375	914,766	919,955
Return on Average Assets (annualized) --> O=H/K	1.11%	1.07%	1.08%	1.15%	1.05%
Return on Average Shareholders' Equity (annualized) --> P=H/L	12.77%	12.31%	11.78%	12.48%	11.35%
Return on Average Tangible Equity (annualized) --> Q=J/N	16.88%	16.36%	16.03%	16.95%	15.45%